Exhibit 99.1

Five9 Reports Record Full Year 2025 Revenue of $1.1 Billion
Q4 Subscription Revenue Growth of 12%
Q4 Enterprise AI Revenue Growth of 50%
Q4 Record Operating Cash Flow of $84 Million
SAN RAMON, Calif. - February 19, 2026 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the fourth quarter and full year ended December 31, 2025.
Fourth Quarter 2025 Financial Results
•Revenue for the fourth quarter of 2025 increased 8% to a record $300.3 million, compared to $278.7 million for the fourth quarter of 2024.
•GAAP gross margin was 55.4% for the fourth quarter of 2025, compared to 56.0% for the fourth quarter of 2024.
•Adjusted gross margin was 63.1% for the fourth quarter of 2025, compared to 63.5% for the fourth quarter of 2024.
•GAAP net income for the fourth quarter of 2025 was $19.7 million, or 6.6% of revenue and $0.23 per diluted share, compared to GAAP net income of $11.6 million, or 4.2% of revenue and $0.13 per diluted share, for the fourth quarter of 2024.
•Non-GAAP net income for the fourth quarter of 2025 was $62.4 million, or 20.8% of revenue and $0.80 per diluted share, compared to non-GAAP net income of $60.3 million, or 21.6% of revenue and $0.79 per diluted share, for the fourth quarter of 2024.
•Adjusted EBITDA for the fourth quarter of 2025 was $77.3 million, or 25.7% of revenue, compared to $64.3 million, or 23.1% of revenue, for the fourth quarter of 2024.
•GAAP operating cash flow for the fourth quarter of 2025 was $83.6 million, compared to GAAP operating cash flow of $49.8 million for the fourth quarter of 2024.
2025 Financial Results
•Total revenue for 2025 increased 10% to a record $1,149.1 million, compared to $1,041.9 million in 2024.
•GAAP gross margin was 55.1% for 2025, compared to 54.2% in 2024.
•Adjusted gross margin was 62.8% for 2025, compared to 61.7% in 2024.

•GAAP net income for 2025 was $39.4 million, or 3.4% of revenue and $0.45 per diluted share, compared to GAAP net loss of $(12.8) million, or (1.2)% of revenue and $(0.17) per basic share, in 2024.
•Non-GAAP net income for 2025 was $228.7 million, or 19.9% of revenue and $2.96 per diluted share, compared to non-GAAP net income of $185.3 million, or 17.8% of revenue and $2.47 per diluted share, in 2024.
•Adjusted EBITDA for 2025 was $269.7 million, or 23.5% of revenue, compared to $196.0 million, or 18.8% of revenue, in 2024.
•GAAP operating cash flow for 2025 was $226.2 million, compared to GAAP operating cash flow of $143.2 million in 2024.

“We're pleased with our fourth quarter performance, exiting the year with a revenue run rate of $1.2 billion and adjusted EBITDA margin of 26%. The CX market is undergoing a significant transformation as AI becomes central to customer experience. Five9's end-to-end platform positions us well to lead this new era of AI-powered CX, and I'm extremely confident in Amit's leadership as we execute on this opportunity.”

- Mike Burkland, Chairman of the Board

"I'm thrilled to be here leading Five9, and I’m enthusiastic about our significant market opportunity. In my first few weeks, I've been impressed by the strength of our platform and team. I look forward to executing our strategy to drive growth, increase profitability, and deliver long-term shareholder value."
- Amit Mathradas, Chief Executive Officer
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the ongoing impact of macroeconomic challenges.
•For the full year 2026, Five9 expects to report:
•Revenue in the range of $1.247 to $1.261 billion.
•GAAP net income per share in the range of $0.86 to $0.95, assuming diluted shares outstanding of approximately 87.4 million.
•Non-GAAP net income per share in the range of $3.15 to $3.21, assuming diluted shares outstanding of approximately 78.0 million.
•For the first quarter of 2026, Five9 expects to report:
•Revenue in the range of $296.5 to $302.5 million.
•GAAP net income per share in the range of $0.10 to $0.17, assuming diluted shares outstanding of approximately 86.4 million.

•Non-GAAP net income per share in the range of $0.66 to $0.70, assuming diluted shares outstanding of approximately 77.0 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Income to Non-GAAP net income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its fourth quarter 2025 results today, February 19, 2026, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases, and costs related to reduction in force plans. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net income (loss): depreciation and amortization, stock-based compensation, interest expense, gain on early extinguishment of debt, interest income and other, exit costs related to closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, impairment charges related to closure of operating lease facilities, lease amortization for finance leases, costs related to reduction in force plans, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, legal fees related to the securities class action, office closure lease termination costs, and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, costs related to reduction in force plans, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, legal fees related to the securities class action, and office closure lease termination costs. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, gain on early extinguishment of debt, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, impairment charge of an equity investment, impairment charges related to closure of operating lease facilities, costs related to reduction in force plans, one-time expenses related to strategic consulting services for operational review, other cost-reduction and productivity initiatives, legal fees related to the securities class action, office closure lease termination costs and tax benefit associated with acquired companies. For the periods presented, these adjustments from GAAP net income (loss) to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding shifts in the CX industry, customer preferences for unified platforms where AI is natively embedded, Five9's market position and expected impact on the Company's growth, Five9's market opportunity and growth prospects, including as a result of AI, Five9’s ability to deliver sustainable growth and robust free cash flow, Five9’s stock repurchase program, and the first quarter and full year 2026 financial projections and expectations set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic challenges, global tariff increases and potential future increases and announcements regarding same, continued inflation, uncertainty regarding consumer spending, high interest rates, fluctuations in currency rates, the impact of the Russia-Ukraine conflict, the impact of current and potential global conflicts, and other factors, may continue to harm our business; (ii) if we are unable to attract new customers or sell additional services and functionality to our existing customers, our revenue and revenue growth will be harmed; (iii) if our existing customers terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our customer base; (iv) because a significant percentage of our revenue is derived from existing customers, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing customers may experience service outages, our new customers may experience delays in the deployment of our solution and we could be subject to claims for credits or damages, among other things; (vi) if we are unable to attract and retain highly skilled leaders and other employees, our business and results of operations may be harmed; (vii) as AI solutions will likely perform an increasing proportion of contact center interactions, if we are unable to replace decreases in subscription revenue from licenses with revenue from the sale of additional AI solutions, our revenue, results of operations and business will be harmed; (viii) further development of our AI solutions may not be successful and may result in reputational harm and our future operating results could be materially harmed; (ix) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (x) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xi) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (xii) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (xiii) failure to adequately retain and expand our sales force will impede our growth; (xiv) the use of AI by our workforce may present risks to our business; (xv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xvi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xvii) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xviii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xix) security breaches, cybersecurity incidents, and improper access to, use of, or disclosure of our data or our customers’ data, or other cyber-attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xx) we may acquire other companies, or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xxi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xxii) we rely on third-party telecommunications and internet service providers to provide our customers and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose customers and subject us to claims for credits or damages, among other things; (xxiii) prior to 2025, we had a history of losses and we may be unable to sustain profitability; (xxiv) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxvi) failure to comply with laws and regulations could harm our business and our reputation; (xxvii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; (xxviii) risks that we may not execute repurchases in full, under our announced stock repurchase program, or may not achieve the intended benefits therefrom; and (xxix) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,000 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 3,000 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$232,084	$362,546
Marketable investments	464,835	643,410
Accounts receivable, net	130,984	115,172
Prepaid expenses and other current assets	43,107	50,840
Deferred contract acquisition costs, net	88,714	76,600
Total current assets	959,724	1,248,568
Property and equipment, net	164,635	144,888
Operating lease right-of-use assets	46,375	38,880
Finance lease right-of-use assets	14,216	19,269
Intangible assets, net	51,166	65,632
Goodwill	366,253	365,436
Other assets	10,725	13,384
Deferred contract acquisition costs, net — less current portion	176,976	155,157
Total assets	$1,790,070	$2,051,214
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,973	$26,282
Accrued and other current liabilities	84,120	83,720
Operating lease liabilities	12,922	11,258
Finance lease liabilities	8,480	7,768
Deferred revenue	77,515	79,173
Convertible senior notes	—	433,490
Total current liabilities	213,010	641,691
Convertible senior notes — less current portion	735,490	731,855
Operating lease liabilities — less current portion	42,116	37,071
Finance lease liabilities — less current portion	6,090	11,688
Other long-term liabilities	7,547	6,717
Total liabilities	1,004,253	1,429,022
Stockholders’ equity:
Common stock	77	76
Additional paid-in capital	1,163,072	1,039,125
Accumulated other comprehensive income	897	636
Accumulated deficit	(378,229)	(417,645)
Total stockholders’ equity	785,817	622,192
Total liabilities and stockholders’ equity	$1,790,070	$2,051,214

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Revenue	$300,282	$278,660	$1,149,088	$1,041,938
Cost of revenue	133,844	122,663	516,234	477,540
Gross profit	166,438	155,997	632,854	564,398
Operating expenses:
Research and development	36,104	41,480	152,334	166,197
Sales and marketing	76,636	73,898	311,816	311,954
General and administrative	33,902	36,439	139,854	137,550
Total operating expenses	146,642	151,817	604,004	615,701
Income (loss) from operations	19,796	4,180	28,850	(51,303)
Other income (expense), net:
Interest expense	(3,054)	(4,271)	(14,076)	(14,812)
Gain on early extinguishment of debt	—	—	—	6,615
Interest income and other	6,288	11,242	30,168	46,745
Total other income (expense), net	3,234	6,971	16,092	38,548
Income (loss) before income taxes	23,030	11,151	44,942	(12,755)
Provision for (benefit from) income taxes	3,317	(426)	5,526	40
Net income (loss)	$19,713	$11,577	$39,416	$(12,795)
Net income (loss) per share:
Basic	$0.25	$0.15	$0.51	$(0.17)
Diluted	$0.23	$0.13	$0.45	$(0.17)
Shares used in computing net income (loss) per share:
Basic	77,509	75,430	76,916	74,503
Diluted	87,037	88,645	88,002	74,503

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net income (loss)	$39,416	$(12,795)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	61,764	52,905
Reduction in the carrying amount of right-of-use assets	20,277	15,358
Amortization of deferred contract acquisition costs	86,006	71,483
Accretion of discount on marketable investments	(7,892)	(20,818)
Provision for credit losses	1,617	1,150
Stock-based compensation	148,068	166,315
Amortization of discount and issuance costs on convertible senior notes	4,550	5,478
Gain on early extinguishment of debt	—	(6,615)
Impairment charge of an equity investment	—	1,250
Impairment charge related to closure of operating lease facilities	835	2,202
Interest on finance lease obligations	1,033	264
Deferred taxes - excluding tax benefit from acquisition	446	647
Deferred taxes - tax benefit from acquisition	524	(5,482)
Other	45	(1,051)
Changes in operating assets and liabilities:
Accounts receivable	(17,430)	(14,645)
Prepaid expenses and other current assets	7,774	(12,148)
Deferred contract acquisition costs	(119,940)	(104,957)
Other assets	2,630	3,115
Accounts payable	3,190	1,057
Accrued and other current liabilities	(5,700)	2,839
Deferred revenue	(958)	(425)
Other long-term liabilities (including non-current portions of operating and finance lease liabilities)	(48)	(1,959)
Net cash provided by operating activities	226,207	143,168
Cash flows from investing activities:
Purchases of marketable investments	(745,378)	(1,289,357)
Proceeds from sales of marketable investments	127,976	122,138
Proceeds from maturities of marketable investments	804,091	1,132,332
Purchases of property and equipment	(24,963)	(42,388)
Capitalization of software development costs	(39,135)	(22,223)
Payments of initial direct lease costs	(286)	—
Cash paid to acquire Acqueon Inc.	—	(167,151)
Cash settlement to acquire Aceyus, Inc.	—	99
Net cash provided by (used in) investing activities	122,305	(266,550)
Cash flows from financing activities:
Proceeds from issuance of 2029 convertible senior notes	—	731,055
Payment of debt issuance costs	—	(2,212)
Payments for capped call transactions associated with the 2029 convertible senior notes	—	(93,438)
Repurchase of a portion of 2025 convertible senior notes	—	(304,485)
Cash received from partial termination of capped calls associated with the 2025 convertible senior notes	—	539
Repayment of outstanding 2025 convertible senior notes at maturity	(434,405)	—
Proceeds from exercise of common stock options	3,137	481
Proceeds from sale of common stock under ESPP	12,472	14,797
Cash paid for repurchase of the Company's common stock	(50,000)	—
Payments of finance leases	(9,770)	(4,012)
Net cash (used in) provided by financing activities	(478,566)	342,725
Net (decrease) increase in cash, cash equivalents and restricted cash	(130,054)	219,343
Cash, cash equivalents and restricted cash:
Beginning of period	364,185	144,842
End of period	$234,131	$364,185

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

GAAP gross profit	$166,438	$155,997	$632,854	$564,398
GAAP gross margin	55.4%	56.0%	55.1%	54.2%
Non-GAAP adjustments:
Depreciation	10,983	7,988	37,326	29,944
Intangibles amortization	3,438	4,099	14,466	12,591
Stock-based compensation	6,504	6,921	27,836	29,825
Acquisition and related transaction costs and one-time integration costs	4	40	6	259
Lease amortization for finance leases	2,100	1,802	8,143	3,609
Costs related to reduction in force plans	—	—	1,565	2,115
Adjusted gross profit	$189,467	$176,847	$722,196	$642,741
Adjusted gross margin	63.1%	63.5%	62.8%	61.7%

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

GAAP net income (loss)	$19,713	$11,577	$39,416	$(12,795)
Non-GAAP adjustments:
Depreciation and amortization	16,853	14,640	61,764	52,905
Stock-based compensation	33,625	38,443	148,068	166,315
Interest expense	3,054	4,271	14,076	14,812
Gain on early extinguishment of debt	—	—	—	(6,615)
Interest (income) and other	(6,288)	(11,242)	(30,168)	(46,745)
Exit costs related to closure and relocation of Russian operations	—	—	—	78
Acquisition and related transaction costs and one-time integration costs	2,155	2,797	6,245	12,303
Impairment charges related to closure of operating lease facilities	—	2,202	—	2,202
Lease amortization for finance leases	2,292	1,994	8,911	3,857
Costs related to reduction in force plans	—	—	8,169	9,625
One-time expenses related to strategic consulting services for operational review	—	—	1,265	—
Other cost-reduction and productivity initiatives	1,728	—	4,553	—
Legal fees related to the securities class action	873	—	1,774	—
Office closure lease termination costs	—	—	95	—
Provision for (benefit from) income taxes	3,317	(426)	5,526	40
Income tax expense effects(1)	—	—	—	—
Adjusted EBITDA	$77,322	$64,256	$269,694	$195,982
Adjusted EBITDA as % of revenue	25.7%	23.1%	23.5%	18.8%
(1) Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Income (loss) from operations	$19,796	$4,180	$28,850	$(51,303)
Non-GAAP adjustments:
Stock-based compensation	33,625	38,443	148,068	166,315
Intangibles amortization	3,438	4,099	14,466	12,591
Exit costs related to closure and relocation of Russian operations	—	—	—	78
Acquisition and related transaction costs and one-time integration costs	2,155	2,797	6,245	12,303
Costs related to reduction in force plans	—	—	8,169	9,625
One-time expenses related to strategic consulting services for operational review	—	—	1,265	—
Other cost-reduction and productivity initiatives	1,728	—	4,553	—
Legal fees related to class action	873	—	1,774	—
Office closure lease termination costs	—	—	95	—
Non-GAAP operating income	$61,615	$49,519	$213,485	$149,609

FIVE9, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

GAAP net income (loss)	$19,713	$11,577	$39,416	$(12,795)
Non-GAAP adjustments:
Stock-based compensation	33,625	38,443	148,068	166,315
Intangibles amortization	3,438	4,099	14,466	12,591
Amortization of discount and issuance costs on convertible senior notes	937	1,487	4,550	5,478
Gain on early extinguishment of debt	—	—	—	(6,615)
Exit costs related to closure and relocation of Russian operations	(33)	296	(473)	452
Acquisition and related transaction costs and one-time integration costs	2,155	2,797	6,245	12,303
Impairment charge of an equity investment	—	—	—	1,250
Impairment charge related to closure of operating lease facilities	—	2,202	—	2,202
Office closure lease termination costs	—	—	95	—
Costs related to reduction in force plans	—	—	8,169	9,625
One-time expenses related to strategic consulting services for operational review	—	—	1,265	—
Other cost reduction and productivity initiatives	1,728	—	4,553	—
Legal fees related to the securities class action	873	—	1,774	—
Tax benefit associated with acquired companies	—	(650)	524	(5,482)
Income tax expense effects(1)	—	—	—	—
Non-GAAP net income	$62,436	$60,251	$228,652	$185,324
GAAP net income (loss) per share:
Basic	$0.25	$0.15	$0.51	$(0.17)
Diluted	$0.23	$0.13	$0.45	$(0.17)
Non-GAAP net income per share:
Basic	$0.81	$0.80	$2.97	$2.49
Diluted	$0.80	$0.79	$2.96	$2.47
Shares used in computing GAAP net income (loss) per share:
Basic	77,509	75,430	76,916	74,503
Diluted	87,037	88,645	88,002	74,503
Shares used in computing non-GAAP net income per share:
Basic	77,509	75,430	76,916	74,503
Diluted	77,624	75,999	77,243	75,060

(1)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2025			December 31, 2024
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$6,504	$10,983	$3,438	$6,921	$7,988	$4,099
Research and development	7,349	833	—	8,259	620	—
Sales and marketing	8,879	10	—	10,880	38	—
General and administrative	10,893	1,589	—	12,383	1,895	—
Total	$33,625	$13,415	$3,438	$38,443	$10,541	$4,099

	Twelve Months Ended
	December 31, 2025			December 31, 2024
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$27,836	$37,326	$14,466	$29,825	$29,944	$12,591
Research and development	31,764	2,980	—	37,260	2,972	—
Sales and marketing	42,209	69	—	51,214	123	—
General and administrative	46,259	6,923	—	48,016	7,275	—
Total	$148,068	$47,298	$14,466	$166,315	$40,314	$12,591

FIVE9, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	March 31, 2026		December 31, 2026
	Low	High	Low	High

GAAP net income	$8,874	$14,954	$75,496	$83,176
Non-GAAP adjustments:
Stock-based compensation(2)	34,554	32,554	142,782	140,782
Intangibles amortization	3,404	3,404	13,575	13,575
Amortization of discount and issuance costs on convertible senior notes	878	878	3,684	3,684
Acquisition and related transaction costs and one-time integration costs(3)	2,710	1,710	8,563	7,563
Legal fees related to the securities class action	400	400	1,600	1,600
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$50,820	$53,900	$245,700	$250,380
GAAP net income per share:
Basic	$0.12	$0.19	$0.97	$1.07
Diluted	$0.10	$0.17	$0.86	$0.95
Non-GAAP net income per share:
Basic	$0.66	$0.70	$3.15	$3.21
Diluted	$0.66	$0.70	$3.15	$3.21
Shares used in computing GAAP net income per share:
Basic	77,000	77,000	78,000	78,000
Diluted	86,400	86,400	87,400	87,400
Shares used in computing non-GAAP net income per share:
Basic	77,000	77,000	78,000	78,000
Diluted	77,000	77,000	78,000	78,000

(1)Represents guidance discussed on February 19, 2026. Reader shall not construe presentation of this information after February 19, 2026 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.
(4)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and our domestic valuation allowance position.

Investor Contact:

Tony Righetti
SVP, Investor Relations
IR@five9.com

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